Exhibit 10.8
                            KEYSTONE FINANCIAL, INC.

                       SUPPLEMENTAL RETIREMENT INCOME PLAN

                            EFFECTIVE JANUARY 1, 1994

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                            KEYSTONE FINANCIAL, INC.
                       SUPPLEMENTAL RETIREMENT INCOME PLAN

                                TABLE OF CONTENTS

                                                                           Page

                    PREAMBLE..............................................   i

ARTICLE 1.          DEFINITIONS...........................................   1
    Section 1.01    Actual Death Benefit..................................   1
    Section 1.02    Actual Pension........................................   1
    Section 1.03    Beneficiary...........................................   1
    Section 1.04    Board.................................................   1
    Section 1.05    Code..................................................   1
    Section 1.06    Committee.............................................   1
    Section 1.07    Effective Date........................................   1
    Section 1.08    ERISA.................................................   1
    Section 1.09    Excluded Compensation.................................   1
    Section 1.10    Keystone..............................................   1
    Section 1.11    Participant...........................................   1
    Section 1.12    Participating Entity..................................   2
    Section 1.13    Pension Plan..........................................   2
    Section 1.14    Plan..................................................   2

ARTICLE 2.          BENEFITS..............................................   3
    Section 2.01    Retirement Benefits...................................   3
    Section 2.02    Death Benefits........................................   4
    Section 2.03    Beneficiary Designation...............................   5

ARTICLE 3.          ADMINISTRATION........................................   6
    Section 3.01    Committee and Agents..................................   6
    Section 3.02    Rules and Regulations.................................   6
    Section 3.03    Quorum................................................   6
    Section 3.04    Plan Interpretation...................................   6
    Section 3.05    Notice of Participation...............................   6
    Section 3.06    Costs.................................................   6
    Section 3.07    Unsecured Creditor....................................   6
    Section 3.08    Authority of Board and Committee......................   7
    Section 3.09    Amendment, Modification or
                      Termination.........................................   7
    Section 3.10    Claim and Appeal Procedure............................   7
    Section 3.11    Status of Plan........................................   8
    Section 3.12    Tax Withholding.......................................   9

ARTICLE 4.          MISCELLANEOUS PROVISIONS..............................  10
    Section 4.01    Merger or Consolidation...............................  10
    Section 4.02    Gender and Number.....................................  10
    Section 4.03    Construction..........................................  10
    Section 4.04    Non-alienation........................................  10
    Section 4.05    No Employment Rights..................................  11
    Section 4.06    Minor or Incompetent..................................  11
    Section 4.07    Illegal or Invalid Provision..........................  11

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                                    PREAMBLE

          The purpose of the Keystone Financial, Inc. Supplemental Retirement Income Plan is to supplement retirement benefits payable from the Keystone Financial, Inc. Pension Plan which have been limited by various Internal Revenue Code provisions and the exclusion of deferred compensation from the definition of compensation under the Pension Plan.

          The Plan is designed to provide supplemental retirement benefits because of the following limitations:

          (Degree) The maximum benefit  limitations  under Internal Revenue Code
     Section 415.

          (Degree) The maximum compensation limitations under Internal Revenue Code Section 401(a)(17).

          (Degree) The provisions of the Pension Plan which exclude from the definition of compensation under the Pension Plan certain amounts earned or deferred under the Keystone Financial, Inc. Savings Restoration Plan and the Keystone Financial, Inc. Management Incentive Compensation Plan and any other nonqualified plan maintained by Keystone or a subsidiary or affiliate which participates in this Plan.
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                             ARTICLE 1. DEFINITIONS

     As used herein, the following words and phrases shall have the meanings below, unless the context clearly indicates otherwise:

     1.01 "Actual Death Benefit" shall mean the death benefit which is paid or is to be paid from the Pension Plan following the death of a Participant.

     1.02 "Actual Pension" shall mean the pension benefit which is paid or is to be paid from the Pension Plan to a Participant.

     1.03 "Beneficiary" shall mean the person or persons, natural or legal, designated in writing by the Participant in accordance with Section 2.03 to receive any benefits under the Plan which may become payable in the event of the Participant's death, or if none is designated or surviving at the time of the Participant's death, the Participant's surviving spouse shall be the Beneficiary or, if there is no surviving spouse, then the estate of the Participant shall be the Beneficiary.

     1.04 "Board" shall mean the Board of Directors of Keystone.

     1.05 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     1.06 "Committee" shall mean the Human Resources Committee of the Board.

     1.07 "Effective Date" shall mean January 1, 1994.

     1.08 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.09 "Excluded Compensation" shall mean the amount of elective deferrals made by a Participant and benefits payable pursuant to the provisions of the Keystone Financial, Inc. Savings Restoration Plan, the Keystone Financial, Inc. Management Incentive Compensation Plan, and any other nonqualified deferred compensation plan of Keystone or a Participating Entity which is excluded from the calculation of the Actual Pension or Actual Death Benefit.

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     1.10 "Keystone" shall mean Keystone Financial, Inc.

     1.11 "Participant" shall mean any participant in the Pension Plan whose Actual Pension is limited or with respect to whom the Actual Death Benefit is limited by reason of Code Section 415, Code Section 401(a)(17) or Excluded Compensation.

     1.12 "Participating Entity" shall mean National Bank of the Main Line, Northern Central Bank, Mid-State Bank, Pennsylvania National Bank; American Trust Bank and American Trust Bank of West Virginia as of a date to be estab-lished by Keystone's Executive Vice President of Banking Group; and any subsidiary of Keystone, affiliate bank of Keystone, or other affiliated entity of Keystone, which elects to participate in the Plan with respect to its Participants and is approved by the Board or the Committee to participate in the Plan, with such status as a Participating Entity hereunder and participation in the Plan ceasing automatically on the date the subsidiary or affiliate ceases to be a subsidiary or affiliate of Keystone.

     1.13 "Pension Plan" shall mean the Keystone Financial, Inc. Pension Plan in effect from time to time.

     1.14 "Plan" shall mean the Keystone Financial, Inc. Supplemental Retirement Income Plan, as set forth herein or as it may be amended hereafter.

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                               ARTICLE 2. BENEFITS

     2.01 Retirement Benefits.

     (a) A Participant who is determined by the Committee to be a member of a select group of management or highly compensated employees of Keystone or a Participating Entity for purposes of Title I of ERISA and is 100% vested in his Actual Pension under the Pension Plan at the time payment is to commence hereunder after the Effective Date shall receive a pension from the Plan which is equal to the difference between the Participant's Actual Pension and what the Actual Pension would have been without regard to the limitations of Code Sections 415 and 401(a)(17) and taking into account Excluded Compensation. The amount payable under the Plan shall be determined on the basis of the Actual Pension payable in the form of a single life annuity beginning as of the first day of the month on or after the later of the Participant's 65th birthday or termination of employment with Keystone and all Participating Entities.

     (b) A Participant who is not covered by (a) above and is 100% vested in his Actual Pension under the Pension Plan at the time payment is to commence hereunder on or after the Effective Date shall receive a pension from the Plan which is equal to the difference between the Participant's Actual Pension and what the Actual Pension would have been without regard to the limitations of Code Sections 415. The amount payable under the Plan shall be determined on the basis of the Actual Pension payable in the form of a single life annuity beginning as of the first day of the month on or after the later of the Participant's 65th birthday or termination of employment with Keystone and all Participating Entities.

     (c)  Subject to (d) below,  payment of amounts  payable from the Plan under
          (a) or (b) above shall commence to the Participant, if then living, as of the later of the first day of the month on or following the Participant's termination of employment which entitles the Participant to an Actual Pension or the first day of the month following the Participant's 65th birthday, with such payment to begin not later than 30 days thereafter in the form of a single life annuity if the Participant is not then married or adjusted on the same basis as under the Pension Plan and paid in the form of a Qualified Joint and Survivor Annuity (as defined in the Pension Plan) if the Participant is then married.

     (d) Notwithstanding (c) above, if the present value actuarial equivalent of the amount to be paid under (a) or (b) above is not more than $5,000, determined as of the first day of the month following the Participant's termination of employment which entitles the Participant to an Actual Pension on the basis of the assumptions used for calculating similar lump sums under the Pension Plan, such lump sum amount shall be paid to the Participant, if then living, on March 30 of the calendar year following the calendar year in which the Participant's termination of employment occurs and shall be in lieu of all other payments to the Participant under the Plan.

     2.02 Death Benefits.

     (a) In the event of the death of the Participant after payments from the Plan have begun in the form of a Qualified Joint and Survivor Annuity, the Participant's spouse shall receive the payments due based on that form of payment commencing with the month following the month of the Participant's death, and no other payments shall be due from the Plan with respect to the Participant.

     (b) In the event of the death of the Participant after payment from the Plan has been made in the form of a lump sum or commenced in the form of a single life annuity, no further payments shall be due from the Plan with respect to the Participant.

     (c) In the event of the death of the Participant prior to the date on which a lump sum would have been made under Section 2.01(d) above, the payment shall be made on the scheduled payment date to the Participant's Beneficiary and no other payments shall be due from the Plan with respect to the Participant.

     (d) In the event a Participant who is determined by the Committee to be a member of a select group of management or highly compensated employees of Keystone or a Participating Entity for purposes of Title I of ERISA at the time of death on or after the Effective Date is 100% vested under the Pension Plan and dies prior to any payments commencing under the Plan, and if (c) above does not apply, in lieu of all other payments from the Plan, the person(s) receiving or entitled to receive the Actual Death Benefit under the Pension Plan with respect to the Participant shall receive a death benefit from the Plan which is equal to the difference between the Actual Death Benefit and what the Actual Death Benefit would have been without regard to the limitations of Code Sections 415 and 401(a)(17) and taking into account Excluded Compensation. The amount payable under the Plan shall be determined on the basis of the Actual Death Benefit which would be payable in the form of a single life annuity beginning as of the first day of the month on or after the Participant's death, or as of the earliest date thereafter as of which the Actual Death Benefit can be paid.

     (e) In the event a Participant dies on or after the Effective Date and prior to any payments commencing to him under the Plan, and is 100% vested under the Pension Plan, and if (c) and (d) above do not apply, in lieu of all other payments from the Plan, the person(s) receiving or entitled to receive the Actual Death Benefit under the Pension Plan with respect to the Participant shall receive a death benefit from the Plan which is equal to the difference between the Actual Death Benefit and what the Actual Death Benefit would have been without regard to the limitations of Code Section 415. The amount payable under the Plan shall be determined on the basis of the Actual Death Benefit which would be payable in the form of a single life annuity beginning as of the first day of the month on or after the Participant's death, or the earliest date thereafter as of which the Actual Death Benefit can be paid.

     (f)  Subject to (g) below,  payment of amounts  payable from the Plan under
          (d) or (e) above shall commence as of the later of the first day of the month following the Participant's death or the earliest date thereafter as of which the Actual Death Benefit can be paid, with such payment to be in the form of a single life annuity beginning not later than 30 days thereafter.

     (g) Notwithstanding (f) above, if the present value actuarial equivalent of the amount to be paid under (d) or (e) above is not more than $5,000, determined as of the date the benefit payment would otherwise commence under (f) above on the basis of the assumptions used for calculating similar lump sums under the Pension Plan, such lump sum amount shall be paid on such date, or within 30 days thereafter, in lieu of all payments which would otherwise be made under the Plan.

     2.03 Beneficiary Designation. A Participant may file with the Committee or its delegate a completed designation of Beneficiary Form as prescribed by the Committee or its delegate. Such designation may be made, revoked or changed by the Participant at any time before death or receipt of all payments due under the Plan, but such designation of Beneficiary will not be effective and supersede all prior designations until it is received and acknowledged by the Committee or its delegate. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, Keystone, the Participating Entities and the Board from all further obligations with respect to that payment.

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                            ARTICLE 3. ADMINISTRATION

     3.01 Committee and Agents. Full power and authority to administer the Plan shall be vested in the Committee. The Committee may appoint a secretary who may, but need not be, a member of the Committee. The Committee may also employ such other agents as it deems appropriate to assist it with the administration of the Plan.

     3.02 Rules and Regulations. The Committee shall adopt such rules and regulations of general application as are beneficial for the administration of the Plan.

     3.03 Quorum. A majority of the members of the Committee shall constitute a quorum for purposes of transacting business relating to the Plan. The acts of a majority of the members present at any meeting (in person, or by conference telephone) of the Committee at which there is a quorum shall be valid acts of the Committee. Acts reduced to and approved unanimously in writing by all of the Committee members shall also be valid acts.

     3.04 Plan Interpretation. The Committee shall have the full power and authority to construe and interpret the Plan, and make all determinations of benefits under the Plan, approve all Participants, and determine all facts and other issues relating to claims and appeals under the Plan.

     3.05 Notice of Participation. Following a Participant's termination of employment which entitles the Participant to an Actual Pension, or following the death of the Participant, the Committee shall send a written notice informing the Participant or other person entitled to a benefit under the Plan that he or she is entitled to a benefit under the Plan. Being a Participant from time to time does not guarantee that a benefit will be payable under the Plan.

     3.06 Costs. All costs and expenses involved in the administration of the Plan shall be borne by Keystone or the Participating Entity.

     3.07 Unsecured Creditor. The Plan constitutes a mere promise by Keystone or the Participating Entity to make benefit payments in the future. Keystone's and the Participating Entities' obligations under the Plan shall be unfunded and unsecured promises to pay. Keystone and the Participating Entities shall not be obligated under any circumstance to fund their respective financial obligations under the Plan. Any of them may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under ERISA or the Code and provided, further, that any trust created by Keystone or a Participating Entity and any assets held by such trust to assist Keystone or the Participating Entity in meeting its obligations under the Plan will conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-2 C.B. 422 or any successor. The Participants and their Beneficiaries shall have the status of, and their rights to receive payments under the Plan shall be no greater than the rights of, general unsecured creditors of Keystone or the applicable Participating Entity.

     3.08 Authority of Board and Committee. Any determination or action of the Committee or the Board shall be final, conclusive and binding on all Participants and other recipients, and their beneficiaries, heirs, personal representatives, executors and administrators. No Participant shall participate in any decision of the Board or the Committee which directly or indirectly affects the Participant's benefits under the Plan.

     3.09 Amendment, Modification or Termination. The Board, in its sole discretion, may amend, modify or terminate the Plan at any time and from time to time, provided that no such amendment, modification, or termination shall reduce the benefit then being paid to the Participant or other person from the Plan or which would be payable if the Participant retired or died on the day before any such amendment, modification or termination, unless consented to by the affected Participant or by such other person if the Participant is deceased.

     3.10  Claim  and  Appeal  Procedure.

     (a) In the event of a claim by a Participant or other person for or in respect of any benefit under the Plan, such Participant or other person shall present the reason for the claim in writing to the Committee, in c/o Keystone HR Administration, Williamsport, or to such other person or entity designated and communicated by the Committee. The Committee shall, within ninety (90) days after the receipt of such written claim, send written notification to the Participant or other person as to its disposition, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision.

          In the event the claim is wholly or partially denied, the written notification shall state the specific reason or reasons for the denial, include specific references to pertinent Plan provisions on which the denial is based, provide an explanation of any additional material or information necessary for the Participant or other person to perfect the claim and a statement of why such material or information is necessary, and set forth the procedure by which the Participant or other person may appeal the denial of the claim. If the claim has not been granted and notice is not furnished within the time period specified in the preceding paragraph, the claim shall be deemed denied for the purpose of proceeding to appeal in accordance with paragraph (b) below.

     (b) In the event a Participant or other person wishes to appeal the claim denial, he or she may request a review of such denial by making written application to the Committee, in c/o Keystone HR Administration, Williamsport, or to such other person or entity designated and communicated by the Committee, within sixty (60) days after receipt of the written notice of denial (or the date on which such claim is deemed denied if written notice is not received within the applicable time period specified in paragraph (a) above). Such Participant or other person (or his or her duly authorized representative) may, upon written request to the Committee, review documents which are pertinent to such claim, and submit in writing issues and comments in support of his or her position. Within sixty
          (60) days after receipt of the written appeal (unless an extension of time is necessary due to special circumstances or is agreed to by the parties, but in no event more than one hundred and twenty (120) days after such receipt), the Committee shall notify the Participant or other person of its final decision. Such final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the claim has not been granted and written notice is not provided within the time period specified above, the appeal shall be deemed denied.

     (c) If a Participant or other person does not follow the procedures set forth in paragraphs (a) and (b) above, he or she shall be deemed to have waived the right to appeal benefit determinations under the Plan. In addition, all determinations by and decisions of the Committee under this Section shall be binding on and conclusive as to the Participant or other person.

     3.11 Status of Plan. The Plan is intended to constitute an unfunded plan for tax purposes and for purposes of Title I of ERISA and is intended to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Keystone and Participating Entities and to qualify for the exclusions from Title I of ERISA which are provided for in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding any provision in this Plan to the contrary, in the event that the Department of Labor, or any other regulatory or other body, issues final regulations which provide, or a court issues a final determination, that the Plan does not qualify for any of such exclusions under ERISA, the Board may amend the Plan and the Committee may revoke the designation of all or some Participants as members of a select group of management or highly compensated employees, and the Committee and the Board may take such other action as it determines to be appropriate in order for the Plan to qualify for such exclusions.

     3.12 Tax Withholding. All benefits under the Plan shall be subject to Federal income, FICA, and other tax withholding as required by applicable law. At the time that tax withholding is required, if an amount is payable in cash under the Plan to the Participant the amount of the required tax withholding shall be withheld from and reduce such cash payment. If, however, an amount is not then payable in cash or the cash payable under the Plan to the Participant is less than the required withholding, the Participant shall pay, by check or money order payable to Keystone or the Participant Entity employing the Participant, not later than the date such withholding is required, the amount of the required tax withholding or, at the sole election of Keystone or such Participating Entity, the amount of required tax withholding shall be withheld from other compensation or amounts payable to the Participant. The Participant shall hold Keystone or such Participating Entity harmless in acting to satisfy the withholding obligation in this manner.

                       ARTICLE 4. MISCELLANEOUS PROVISIONS

     4.01 Merger or Consolidation. All obligations for amounts earned but not yet paid under this Plan shall survive any merger, consolidation or sale of all or substantially all of Keystone's or a Participating Entity's assets to any entity, and be the liability of the successor to the merger or consolidation or the purchaser of assets, unless otherwise agreed to by the parties thereto.

     4.02 Gender and Number. The masculine pronoun whenever used in the Plan shall include the feminine and vice versa. The singular shall include the plural and the plural shall include the singular whenever used herein unless the context requires otherwise.

     4.03 Construction. The provisions of the Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania, including its statute of limitations provisions, to the extent not preempted by ERISA or other applicable Federal law. Titles of Articles and Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan.

     4.04 Non-alienation. Except as may be required by law, neither the Participant or other person shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber any amount that is or may be payable hereunder, including in respect of any liability of a Participant or other person for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to actually being received by the Participant or other person hereunder, nor shall the Participant's or other person's rights to benefit payments under the Plan be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or other person or to the debts, contracts, liabilities, engagements, or torts of any Participant or other person, or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or other person, or any legal process.
Notwithstanding the foregoing, the Committee may, in its sole discretion, recognize and establish procedures for administering a domestic relations or other family court order providing for the Plan to pay all or a portion of a Participant's benefit to or for the benefit of a Participant's spouse, former spouse or children, provided that such order does not require the Plan to make payment prior to the time payment would otherwise be made to the Participant pursuant to the terms of the Plan as in effect from time to time and that it meets such other requirements as the Committee shall specify.

     4.05 No Employment Rights. Neither the adoption of the Plan nor any provision of the Plan shall be construed as a contract of employment between Keystone or a Participating Entity and any Participant, or as a guarantee or right of any Participant to future or continued employment with Keystone or a Participating Entity, or as a limitation on the right of Keystone or a Participating Entity to discharge any of its employees with or without cause. Specifically, being a Participant does not create any rights, and no rights are created under the Plan, with respect to continued or future employment or conditions of employment.

     4.06 Minor or Incompetent. If the Committee determines that any Participant or other person entitled to a payment under the Plan is a minor or incompetent by reason of physical or mental disability, it may, in its sole discretion, cause any payment thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge Keystone, the Participating Entities, the Plan, the Committee, and the Board.

     4.07 Illegal or Invalid Provision. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such illegal or invalid provision.

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